UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF CALIFORNIA

IN RE RYVYL INC. DERIVATIVE LITIGATION	Lead Case No. 3:23-cv-01165-GPC-SBC
This Document Relates to: ALL ACTIONS	**NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF STOCKHOLDER DERIVATIVE LAWSUITS** Room: 12A Judge: Hon. Gonzalo P. Curiel

TO: **ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF RYVYL INC. ("RYVYL" OR THE "COMPANY") COMMON STOCK AS OF SEPTEMBER 30, 2025.**

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL WITH PREJUDICE OF STOCKHOLDER DERIVATIVE LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS.

IF THE COURT APPROVES THE SETTLEMENT OF THE DERIVATIVE LAWSUITS, CURRENT RYVYL STOCKHOLDERS WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED

SETTLEMENT AND DISMISSAL WITH PREJUDICE, AND FROM PURSUING RELEASED CLAIMS.

THIS ACTION IS NOT A "CLASS ACTION." THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.

THE COURT HAS MADE NO FINDINGS OR DETERMINATIONS RESPECTING THE MERITS OF THE ACTION. THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DOES NOT CONSTITUTE THE FINDINGS OF THE COURT. IT IS BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES.

IF YOU WERE NOT THE BENEFICIAL OWNER OF RYVYL COMMON STOCK ON THE RECORD DATE, PLEASE TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.

PLEASE TAKE NOTICE that this action is being settled on the terms set forth in a Stipulation and Agreement of Settlement dated September 30, 2025 (the "Stipulation"). The purpose of this Notice is to inform you of:

- The existence of the shareholder Derivative Lawsuits in the United States District Court for the Southern District of California (the "Court"):*Christy Hertel, derivatively on behalf of RYVYL Inc., f/k/a GreenBox POS v. Ben Errez et al.*, Case No. 3:23-CV-01165-GPC-SBC (S.D. Cal.), and *Marcus Gazaway, derivatively on behalf of RYVYL Inc., f/k/a GreenBox POS v. Ben Errez et al.*, Case No. 3:23-CV-01425-LAB-BLM (S.D. Cal.), which have been consolidated by this Court under the caption *In re RYVYL Inc. Derivative Litigation*, Lead Case No. 3:23-CV-01165-GPC-SBC (S.D. Cal.) (the "Derivative Action");

- The existence of a similar derivative action pending in Clark County, Nevada state court filed by plaintiff *Christina Brown, derivatively on behalf of RYVYL, Inc., v. Ben Errez et al.*, Case No. A-24-892382-C (Eighth Judicial Dist. Court, Clark County) (together with the Derivative Action, the "Derivative Lawsuits");

- The proposed settlement between Plaintiffs and Defendants reached in the Derivative Lawsuits (the "Settlement");[1]

- The hearing to be held by the Court to consider the fairness, reasonableness, and adequacy of the Settlement and dismissal of the Derivative Lawsuits with prejudice;

- Lead Counsel for Plaintiffs in the Derivative Action's application to the Court for a Fee and Expense Amount;

- That the Fee and Expense Amount includes the Settlement Shares, which shall be exempt from registration under Section 3(a)(10) of the Securities Act of 1933; and

- Lead Counsel for Plaintiffs in the Derivative Action's application to the Court for case Service Awards to the Plaintiffs in the Derivative Lawsuits.

This Notice describes what steps you may take in relation to the Settlement. This Notice is not an expression of any opinion by the Court about the truth or merits of Plaintiffs' claims or Defendants' defenses. This Notice is solely to advise you of the proposed Settlement of the Derivative Lawsuits and of your rights in connection with the proposed Settlement.

<u>Summary</u>

On September 30, 2025, RYVYL, in its capacity as a nominal defendant, entered into the Stipulation to resolve the Derivative Lawsuits, which Stipulation was filed in the Court. The Derivative Lawsuits were brought on behalf of RYVYL against certain current and former directors and officers of the Company and against RYVYL as a nominal defendant. The Stipulation and the settlement contemplated therein (the "Settlement"), subject to the approval of the Court, are intended by the Parties to fully, finally, and forever compromise, resolve, discharge, and settle the Released Claims and to result in the complete dismissal of the Derivative Lawsuits with prejudice, upon the terms and subject to the conditions set forth in the Stipulation. The proposed Settlement requires the Company to adopt and maintain certain corporate governance reforms and procedures, as outlined in Exhibit A to the Stipulation (the "Reforms").

---

[1] All capitalized terms used in this notice, unless otherwise defined herein, are defined as set forth in the Stipulation.

In recognition of, and in exchange for, the substantial benefits conferred upon RYVYL as a direct result of the Reforms achieved through the prosecution and Settlement of the Derivative Lawsuits, and subject to Court approval, the Parties agreed that RYVYL shall pay to Plaintiffs' Counsel, collectively, for their attorneys' fees and costs the total value of $200,000, which is comprised of $25,000 in cash and Settlement Shares worth $175,000 (collectively, the "Fee and Expense Amount"). Lead Counsel for Plaintiffs shall also apply to the Court for service awards to be paid to two Plaintiffs in an amount of up to five hundred dollars ($500.00) each (the "Service Awards"), to be paid out of the Fee and Expense Amount.

This Notice is a summary only and does not describe all the details of the Stipulation. For full details of the matters discussed in this summary, please see the full Stipulation and its exhibits posted on the Investor Relations page of the Company's website, https://investors.ryvyl.com/, contact Lead Counsel for Plaintiffs at the address, email or, telephone number listed below, or inspect the full Stipulation filed with the Clerk of the Court.

What are the Lawsuits About?

The Derivative Lawsuits are brought derivatively on behalf of nominal defendant RYVYL and allege, *inter alia,* that the Individual Defendants failed to implement adequate internal controls to prevent materially false and misleading financial information from being published by the Company, that controlling shareholders participated in overpayments that allegedly violate Sections 10(b), 14(a) and 20 of the Exchange Act, and violated state law by, *inter alia*, breaching the fiduciary duties they owed to the Company. The derivative complaints, purportedly on behalf of the Company, seek damages and contribution from the Individual Defendants, as well as actions to reform and improve corporate governance and internal procedures to ensure compliance with applicable laws.

Why is there a Settlement of the Derivative Lawsuits?

The Court has not decided in favor of Defendants or Plaintiffs. Instead, the Parties agreed to the Settlement to avoid the distraction, costs, and risks of further litigation, and because the Parties agree, and the Company determined, that the Reforms that the Company will adopt, implement, and maintain as part of the Settlement provide substantial benefits to RYVYL and its stockholders.

Defendants have denied and continue to deny each and all of the claims and

contentions alleged by the Plaintiffs in the Derivative Lawsuits. Defendants have expressly denied and continue to deny all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts, or omissions alleged, or that could have been alleged, in the Derivative Lawsuits. Nonetheless, Defendants have concluded that it is desirable for the Derivative Lawsuits to be fully and finally settled in the matter and upon the terms and conditions set forth in this Stipulation.

The Settlement Hearing, and Your Right to Object to the Settlement

On November 14, 2025, the Court entered an order preliminarily approving the Stipulation and the Settlement contemplated therein (the "Preliminary Approval Order") and providing for notice of the Settlement to be provided to current RYVYL stockholders ("Current RYVYL Stockholders"). The Preliminary Approval Order further provides that the Court will hold a hearing (the "Settlement Hearing") on January 9, 2026 at 1:30 p.m. before the Honorable Gonzalo P. Curiel at the United States District Court for the Southern District of California, United States Courthouse, 333 W. Broadway, Courtroom 12A, San Diego, California 92101 to determine: (i) whether the terms of the Stipulation should be approved as fair, reasonable, and adequate; (ii) whether the Notice fully satisfied the requirements of Rule 23.1 of the Federal Rules of Civil Procedure and the requirements of due process; (iii) whether all Released Claims against the Released Persons should be fully and finally released; (iv) whether the agreed-to Fee and Expense Amount should be approved; (v) whether the Settlement Shares should be exempted from registration pursuant to Section 3(a)(10) of the Securities Act of 1933; (vi) whether Service Awards payable from the Fee and Expense Amount to the Plaintiffs should be approved; and (vii) such other matters that may properly be brought before the Court in connection with the Settlement. Upon final approval of the Settlement, the Derivative Lawsuits shall be dismissed with prejudice.

The Court may, in its discretion, change the date and/or time of the Settlement Hearing without further notice to you. The Court also has reserved the right to hold the Settlement Hearing telephonically or by videoconference without further notice to you. If you intend to attend the Settlement Hearing, please consult the Court's calendar or the Investor Relations page of the Company's website, https://investors.ryvyl.com/ for any change in the date, time, or format of the Settlement Hearing.

Any Current RYVYL Stockholder who wishes to object to the fairness, reasonableness, or adequacy of the Settlement as set forth in the Stipulation, or to the Fee and Expense Amount or Service Awards, may file with the Court a written objection. An objector must, at least fourteen (14) calendar days prior to the

Settlement Hearing: (1) file with the Clerk of the Court and serve (either by hand delivery or by first class mail) upon the below listed counsel a written objection to the Settlement setting forth (i) a written notice of objection with the case name and number (*In re RYVYL Inc. Derivative Litigation*, Lead Case No. 3:23-cv-01165-GPC-SBC (S.D. Cal); (ii) the Person's name, legal address, and telephone number; (iii) notice of whether such Person intends to appear at the Settlement Hearing and the reasons such Person desires to appear and be heard, and whether such Person is represented by counsel and if so, contact information for counsel; (iv) competent evidence that such Person held shares of RYVYL common stock as of the date of the Stipulation and continues to hold such stock as of the date the objection is made, including the date(s) such shares were acquired; (v) a statement of objections to any matters before the Court, the grounds therefor, as well as all documents or writings such Person desires the Court to consider; and (vi) the identities of any witnesses such Person plans on calling at the Settlement Hearing, along with a summary description of their expected testimony. Any objector who does not timely file and serve a notice of intention to appear in accordance with this paragraph shall be foreclosed from raising any objection to the Settlement and from objecting at the Settlement Hearing, except for good cause shown.

IF YOU MAKE A WRITTEN OBJECTION, IT MUST BE RECEIVED BY THE CLERK OF THE COURT NO LATER THAN DECEMBER 26, 2025. The Clerk's address is:

Clerk of the Court,
United States District Court for the Southern District of California
United States Courthouse
333 W. Broadway
San Diego, California 92101

YOU ALSO MUST DELIVER COPIES OF THE MATERIALS TO LEAD COUNSEL FOR PLAINTIFFS IN THE DERIVATIVE ACTION AND DEFENDANTS' COUNSEL SO THEY ARE RECEIVED NO LATER THAN DECEMBER 26, 2025. Counsel's addresses are:

Lead Counsel for Plaintiffs:
THE BROWN LAW FIRM, P.C.
Timothy Brown
767 Third Avenue, Suite 2501
New York, NY 10017
Telephone: (516) 922-5427

Counsel for Defendants:
MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.
Sean T. Prosser
3580 Carmel Mountain Road, Suite 300
San Diego, CA 92130
Telephone: (858) 314-2152

An objector may file an objection on his, her, or its own or through an attorney hired at his, her, or its own expense. If an objector hires an attorney to represent him, her, or it for the purposes of making such objection, the attorney must serve (either by hand delivery or by first class mail) a notice of appearance on the counsel listed above and file such notice with the Court no later than fourteen (14) calendar days before the Settlement Hearing. Any RYVYL stockholder who does not timely file and serve a written objection complying with the above terms shall be deemed to have waived, and shall be foreclosed from raising, any objection to the Settlement, and any untimely objection shall be barred.

Any objector who files and serves a timely, written objection in accordance with the instructions above, may appear at the Settlement Hearing either in person or through counsel retained at the objector's expense. Objectors need not attend the Settlement Hearing, however, in order to have their objections considered by the Court.

If you are a Current RYVYL Stockholder and do not take steps to appear in this action and object to the proposed Settlement, you will be bound by the Judgment of the Court and will forever be barred from raising an objection to the settlement in the Derivative Lawsuits, and from pursuing any of the Released Claims.

CURRENT RYVYL STOCKHOLDERS AS OF SEPTEMBER 30, 2025 WHO HAVE NO OBJECTION TO THE SETTLEMENT DO NOT NEED TO APPEAR AT THE SETTLEMENT HEARING OR TAKE ANY OTHER ACTION.

<u>Interim Stay and Injunction</u>

Pending the Court's determination as to final approval of the Settlement, Plaintiffs and Plaintiffs' Counsel, and any Current RYVYL Stockholders, derivatively on behalf of RYVYL, are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or

prosecution of any action asserting any Released Claims derivatively against any of the Released Persons in any court or tribunal.

Scope of the Notice

This Notice is a summary description of the Derivative Lawsuits, the complaints, the terms of the Settlement, and the Settlement Hearing. For a more detailed statement of the matters involved in the Derivative Lawsuits, reference is made to them in the Stipulation and its exhibits, copies of which may be reviewed and downloaded at the Investor Relations page of the Company's website, https://investors.ryvyl.com/.

* * *

You may obtain further information by contacting Lead Counsel for Plaintiffs at: Timothy Brown, The Brown Law Firm, P.C., 767 Third Avenue, Suite 2501, New York, NY 10017, Telephone: 516. 922.5427, E-mail: tbrown@thebrownlawfirm.net. **Please Do Not Call the Court or Defendants with Questions About the Settlement.**